Exhibit 23.1




             CONSENT OF INDEPENDENT REGISERED PUBLIC ACCOUNTING FIRM

We consent to the reference in this Registration Statement on Form SB-2/A of our report dated April 12, 2005, on our audit of the financial statements of Money Centers of America, Inc. as of December 31, 2004. We also consent to the reference to our firm under the caption "Experts."


/s/ Sherb & Co., LLP
New York, New York
December 28, 2005